[Letterhead of]
                        Hollinger International Inc.


                                                            October 1, 1997

Board of Directors
Hollinger International Inc.
401 North Wabash Avenue
Chicago, Illinois 60611

                        Hollinger International Inc.

Ladies and Gentlemen:


     I am Vice President-Law and Finance and Secretary for Hollinger International Inc., a Delaware corporation (the "Issuer"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the exchange by the Issuer of shares of Class A Common Stock par value $.01 per share (the "Class A Common Stock") upon the exchange by holders of the Non-Voting Special Shares issued by its subsidiary, Hollinger Canadian Publishing Inc.


          In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including (a) the Restated Certificate of Incorporation of the Issuer, as amended, (b) the By-laws of the Issuer, as amended, (c) certain resolutions of the Board of Directors of the Issuer and (d) the Registration Statement.

          Based upon the foregoing and subject to the qualifications hereinafter set forth, I am of opinion that:

          1. Based solely on a certificate from the Secretary of State of Delaware, the Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. Each share of Class A Common Stock has been duly and validly authorized, and when issued and delivered to and paid for in accordance with the terms of the Non-Voting Special Shares, will be validly issued, fully paid and nonassessable.

          I am aware that I am referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name therein and the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    /s/KENNETH L. SEROTA
                                    --------------------
                                    Kenneth L. Serota
                                    Vice President - Law and
                                    Finance and Secretary